Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports First Quarter Fiscal 2026 Financial Results

Dallas, Texas November 20, 2025 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2025.

For the three months ended October 31, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $1.16 billion, $537.0 million, and $403.7 million, respectively. These represent an increase in revenue of $8.2 million, or 0.7%; an increase in gross profit of $24.9 million, or 4.9%; and an increase in net income attributable to Copart, Inc. of $41.6 million, or 11.5%, respectively, from the same period last year. Fully diluted earnings per share for three months ended October 31, 2025 was $0.41 compared to $0.37 last year, an increase of 11.7%.

The Company has provided segment reporting information as a new table within this press release.

On Thursday, November 20, 2025, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through February 2026 by visiting www.copart.com/investorrelations.

About Copart

Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	October 31,
	2025	2024	% Change
Service revenues and vehicle sales:
Service revenues	$991,845	$986,336	0.6%
Vehicle sales	163,185	160,493	1.7%
Total service revenues and vehicle sales	1,155,030	1,146,829	0.7%
Operating expenses:
Facility operations	427,164	447,245	-4.5%
Cost of vehicle sales	141,543	138,178	2.4%
Facility depreciation and amortization	47,390	47,477	-0.2%
Facility stock-based compensation	1,935	1,824	6.1%
Gross profit	536,998	512,105	4.9%
General and administrative	92,268	90,997	1.4%
General and administrative depreciation and amortization	6,652	6,150	8.2%
General and administrative stock-based compensation	7,384	8,591	-14.0%
Total operating expenses	724,336	740,462	-2.2%
Operating income	430,694	406,367	6.0%
Other income:
Interest income, net	53,505	45,547	17.5%
Other income (expense), net	2,924	(596)	-590.6%
Total other income	56,429	44,951	25.5%
Income before income taxes	487,123	451,318	7.9%
Income tax expense	84,913	90,142	-5.8%
Net income	402,210	361,176	11.4%
Less: Net income (loss) attributable to noncontrolling interest	(1,504)	(910)	65.3%
Net income attributable to Copart, Inc.	$403,714	$362,086	11.5%

Basic net income per common share	$0.42	$0.38	11.0%
Weighted average common shares outstanding	967,650	963,176	0.5%

Diluted net income per common share	$0.41	$0.37	11.7%
Diluted weighted average common shares outstanding	977,100	976,506	0.1%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 31, 2025	July 31, 2025
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$5,233,590	$2,780,531
Investment in held to maturity securities	9,861	2,008,539
Accounts receivable, net of allowance for credit losses of $14,916 and $12,945, respectively	759,687	762,811
Vehicle pooling costs	118,166	116,145
Inventories	40,408	39,661
Income taxes receivable	574	580
Prepaid expenses and other assets	39,848	46,361
Total current assets	6,202,134	5,754,628
Property and equipment, net	3,650,424	3,598,093
Operating lease right-of-use assets	95,594	99,708
Intangibles, net	59,615	62,832
Goodwill	518,756	517,779
Other assets	54,491	57,862
Total assets	10,581,014	10,090,902

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$607,386	$591,831
Deferred revenue	30,471	30,440
Income taxes payable	125,469	41,141
Current portion of operating and finance lease liabilities	17,870	19,869
Total current liabilities	781,196	683,281
Deferred income taxes	85,839	80,625
Income taxes payable	12,802	35,635
Operating and finance lease liabilities, net of current portion	82,066	83,870
Total liabilities	961,903	883,411
Commitments and contingencies
Redeemable non-controlling interest	18,954	20,458
Stockholders’ equity:
Preferred stock	-	-
Common stock	97.00	97.00
Additional paid-in capital	1,224,683	1,214,150
Accumulated other comprehensive loss	(120,076)	(120,283)
Retained earnings	8,495,453	8,093,069
Total stockholders’ equity	9,600,157	9,187,033
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	10,581,014	10,090,902

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended October 31,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$402,210	$361,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	54,199	54,862
Allowance for credit losses	1,977	1,094
Equity in (earnings) losses of unconsolidated affiliates	(47)	(20)
Stock-based compensation	9,319	10,415
Gain on sale of property and equipment	(1,128)	(133)
Deferred income taxes	5,290	1,740
Changes in operating assets and liabilities:
Accounts receivable	(25,168)	(49,093)
Vehicle pooling costs	(1,955)	(15,218)
Inventories	(655)	(8,652)
Prepaid expenses, other current and non-current assets	7,891	59,026
Operating lease right-of-use assets and lease liabilities	290	883
Accounts payable and accrued liabilities	21,474	59,826
Deferred revenue	56	(2,564)
Income taxes receivable	-	1
Income taxes payable	61,500	8,931
Net cash provided by operating activities	535,253	482,274
Cash flows from investing activities:
Purchases of property and equipment	(108,042)	(236,758)
Assets and liabilities acquired in connection with acquisition	(4,699)	(1,257)
Proceeds from sale of property and equipment	7,932	243
Proceeds from held to maturity securities	2,025,000	1,940,000
Investment in unconsolidated affiliate	(3,885)	-
Net cash provided by investing activities	1,916,306	1,702,228
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,785	2,857
Payments for employee stock-based tax withholdings	(1,330)	(720)
Payments of finance lease obligations	(5)	-
Net cash provided by financing activities	450	2,137
Effect of foreign currency translation	1,050	(2,632)
Net increase in cash, cash equivalents, and restricted cash	2,453,059	2,184,007
Cash, cash equivalents, and restricted cash at beginning of period	2,780,531	1,514,111
Cash, cash equivalents, and restricted cash at end of period	$5,233,590	$3,698,118
Supplemental disclosure of cash flow information:
Interest paid	$641	$10
Income taxes paid, net of refunds	$20,055	$80,826
Purchase of property and equipment through settlement of deposit	$2,035	$-

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Segments Information

(In thousands)

(Unaudited)

	Three Months Ended October 31, 2025			Three Months Ended October 31, 2024
	United States	International	Total	United States	International	Total
Service revenues	$855,534	$136,311	$991,845	$859,990	$126,346	$986,336
Vehicle sales	97,080	66,105	163,185	87,549	72,944	160,493
Total service revenues and vehicle sales	952,614	202,416	1,155,030	947,539	199,290	1,146,829
Facility operations	398,485	78,004	476,489	423,617	72,929	496,546
Cost of vehicle sales	89,959	51,584	141,543	76,286	61,892	138,178
General and administrative	89,198	17,106	106,304	92,577	13,161	105,738
Operating income	$374,972	$55,722	$430,694	$355,059	$51,308	$406,367

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000